Exhibit 10.3

ADDENDUM TO

OFFICE LEASE AGREEMENT

1.	PARTIES. The “Parties” to this Addendum to Office Lease Agreement (“Addendum”) are:

1.1.	1144 Eastlake LLC, a Washington limited liability company (“Landlord”), and

1.2.	ZymoGenetics, Inc., a Washington corporation (“Tenant”).

2.	BACKGROUND. Landlord and Tenant previously entered into a lease (the “Lease”) as of the 9th day of November, 2001, which Lease is hereby incorporated by this reference. Capitalized terms in this Addendum shall be given the same meaning as in the Lease unless defined otherwise in this Addendum. By virtue of options provided in the Lease, Tenant previously has expanded its leased Premises to include the fourth (4th) floor of the Building as well as the originally leased fifth (5th) floor of the Building; prior to the effectiveness of this Addendum, Tenant is leasing Thirty One Thousand One Hundred Ninety Four (31,194) square feet of Rentable Area (“RSF”) at the rents and on the terms specified in the Lease. The current RSF of the Building is Eighty One Thousand Five Hundred Twenty Four (81,524). Tenant now wishes to further increase its leased Premises as provided in this Addendum.

3.	IMMEDIATE ADDITION TO PREMISES.

3.1.	Increased Premises. The Lease is hereby amended, effective immediately, to add to the definition of the Premises the Rentable Area, as defined in the Lease, of the first (1st) and second (2nd) floors of the Building as depicted on the floor plan attached as Exhibit A to this Addendum (the “Immediate Addition”). The Parties agree that the Immediate Addition consists of Seven Thousand Eight Hundred Forty Two (7,842) RSF. Tenant accepts the Immediate Addition Premises in their current condition subject only to Landlord’s agreement to provide the Tenant Allowance.

3.2.	Immediate Addition Base Rent. The Base Rent for the Immediate Addition (which is in addition to all other sums payable under the Lease) shall be:

Period	Annual NNN Rate Per Square Foot
From commencement of Base Rent payment obligation through December 31, 2006	$15.50 per RSF
January 1, 2007 through December 31, 2007	$16.04 per RSF
January 1, 2008 through December 31, 2008	$16.60 per RSF
January 1, 2009 through December 31, 2009	$17.19 per RSF
January 1, 2010 through December 31, 2010	$17.79 per RSF
January 1, 2011 through December 31, 2011	$18.41 per RSF
January 1, 2012 through January 31, 2012	$19.05 per RSF

3.3.	Early Entry and Commencement of Base Rent. Tenant may enter and commence alterations to the Immediate Addition portion of the Premises at any time from and after the date of this Addendum. Despite any such early entry, and despite any earlier occupancy of the Immediate Addition by Tenant for purposes of operating Tenant’s business from such premises, Tenant’s obligation to pay Base Rent on account of the Immediate Addition shall commence on December 1, 2005 as to the 2nd Floor portion of the Immediate Addition; and May 1, 2006 as to the first (1st) floor portion of the Immediate Addition. For the purposes of this section, the RSF of the First Floor Immediate Addition shall be deemed to be 2,327 RSF and the RSF of the Second Floor Immediate Addition shall be deemed to be 5,515 RSF.

3.4.	Immediate Addition Pro Rata Share. Tenant’s total Pro Rata Share as defined in the Lease (which is in addition to all other sums payable under the Lease) shall be increased on account of the Immediate Addition such that the Pro Rata Share shall be approximately a total forty seven and 88/100s percent (47.88%),as calculated pursuant to Lease Section 1.2, for so long as the Immediate Addition and the 4th and 5th floors are part of Tenant’s Premises.

3.5.	Commencement of Additional Rent. Tenant’s obligation to pay Additional Rent on account of the Immediate Addition and the related increase in Tenant’s Pro Rata Share shall commence on the earlier to occur of (i) the date on which Tenant first occupies a portion of the Immediate Addition for the conduct of Tenant’s business (as opposed to entry for purposes of alterations) or (ii) December 1, 2005 as to the 2nd Floor portion of the Immediate Addition or May 1, 2006 as to 1st Floor portion of the Immediate Addition.

3.6.	Landlord Work and Tenant Improvement Allowance. For purposes of the Immediate Addition this Section shall apply in lieu of Lease Exhibit D. Landlord shall have no obligation to perform any Landlord’s Work in or on account of the Immediate Addition or this Addendum. Tenant shall provide Landlord with Tenant’s plans for alterations to the Premises, which are subject to Landlord’s approval, which will not be unreasonably delayed, conditioned or withheld. Within 30 days of Tenant’s delivery to Landlord of reasonable evidence of lien free completion of approved alterations to the Premises, Landlord shall reimburse Tenant its costs related to such alterations, up to a maximum of Thirty Dollars ($30.00) per square foot of Rentable Area contained in the Immediate Addition (the “Tenant Allowance”).

3.7.	Leasing Commission. Landlord shall pay a commission of Forty Three Thousand Dollars ($43,000) to The Staubach Company, who represents the Tenant, on account of the addition of the Immediate Addition to the leased Premises which commission shall be payable one-half on mutual execution of this Addendum and one-half upon commencement of payment of Base Rent by Tenant.

3.8.	No Renewal Rights. Despite any term of the Lease to the contrary, Tenant shall have no right or option to elect to extend or otherwise renew the Lease as to the Immediate Addition. This shall not, however, affect Tenant’s Options to Renew otherwise provided for in the Lease.

3.9.	Parking. Tenant agrees to further rent, beginning on earlier of the date Tenant starts paying Rent for the Immediate Addition or the date of Tenant’s first occupancy of the Immediate Addition for the operation of Tenant’s business, and continuing for the Term of the lease of the Immediate Addition, from Landlord and Landlord agrees to rent to Tenant the use, on a non-exclusive basis, of 4 parking stalls in the Building on the same terms as provided in section 30 of the Lease; the market rate rent per parking stall currently is One Hundred Twenty Dollars ($120) per month. Tenant agrees that the parking spaces provided for in this section shall define the number of spaces that Tenant shall be entitled to use on account of the Immediate Addition rather than the formula stated in section 30.1 of the Lease.

3.10	Permitted Use. In addition to general business office and uses customarily incidental thereto, Tenant may use a portion of the Immediate Addition on the First Floor of the Building to operate a deli, coffee shop and/or sandwich shop, subject to Tenant’s compliance with all applicable laws.

3.11	Security Deposit. Upon execution of this Addendum, Tenant shall increase the Security Deposit by Fifteen Thousand Three Hundred Twenty Seven Dollars ($15,327) on account of the Immediate Addition. Such increase shall only apply for so long as Tenant leases this Immediate Addition portion of the Premises.

3.12	Lobby Wall Restoration. Notwithstanding anything to the contrary in the Lease or this Addendum, it is acknowledged that a portion of the First Floor Immediate Addition may be operated as a deli, coffee shop and/or sandwich shop, consistent with Section 3.10 above. Tenant has the right under the Lease and this Addendum to continue or terminate such use in its sole discretion, so long as Tenant (i) uses such Premises as otherwise permitted pursuant to Section 3.10 above; and (ii) if such use as a deli, coffee shop and/or sandwich shop is discontinued by Tenant then, on at least 45 days advance written notice from Landlord, Tenant shall permit the Landlord at Landlord’s sole expense to enter into the First Floor Immediate Addition Premises and construct a partition wall so as to separate the Premises from the Building’s lobby area. Landlord agrees to construct such partition at the northwestern corner of the space also defined as the lobby partition within the small interior vestibule immediately adjacent to the right of the main entry into the building lobby. Tenant represents this as an area which will not interrupt or interfere with the balance of the Premises. Landlord will construct such partition without unreasonably interfering with Tenant’s operations within the Premises.

4.	DEFERRED ADDITION TO PREMISES.

4.1 Increased Premises. The Lease is hereby further amended, effective immediately, to further add to the definition of the Premises the Rentable Area, as defined in the Lease, of the second (2nd) floors of the Building as depicted on the floor plan attached as Exhibit B to this Addendum (the “Deferred Addition”). While this amendment of the Lease shall be deemed effective immediately, the rights and obligation of the Parties as to the Deferred Addition shall commence only on the date on which the lease of the current occupant of the Deferred Addition terminates, whether by agreement between Landlord and such other tenant or otherwise, the current tenant vacates the space and it is delivered to Tenant (“Deferred Addition Commencement Date”). Tenant accepts the Deferred Addition Premises in their condition as of the date of this Addendum, reasonable wear and tear excepted. Upon the occurrence of the Deferred Addition Commencement Date, the Parties agree to sign a memorandum, substantially in the form as attached hereto, confirming such occurrence.

4.2 Deferred Addition Base Rent. Provided the Deferred Addition Commencement Date has occurred (it being understood that no amounts shall be due Landlord from Tenant in connection with the Deferred Addition during any time when Tenant is subleasing the Deferred Addition from its current tenant, except where Landlord has notified Tenant that the current tenant has defaulted and failed to pay rent for such space, in which case, pursuant to the sublease relating thereto, Tenant will pay its rent directly to Landlord), the Base Rent for the Deferred Addition (which is in addition to all other sums payable under the Lease) shall be:

Period	Annual Rate Per Square Foot

October 1, 2005 through November 30,2005 (if applicable)	$0 per Square Foot of Rentable Area (“RSF”)
December 1, 2005 through December 31, 2006 (if applicable)	$23.45 per RSF (fully serviced)
January 1, 2007 through December 31, 2007 (if applicable)	$24.45 per RSF (fully serviced)
January 1, 2008 through October 31, 2008 (if applicable)	$25.45 per RSF (fully serviced)
November 1, 2008 through December 31, 2008	$16.60 per RSF (NNN)
January 1, 2009 through December 31, 2009	$17.19 per RSF (NNN)
January 1, 2010 through December 31, 2010	$17.79 per RSF (NNN)
January 1, 2011 through December 31, 2011	$18.41 per RSF (NNN)
January 1, 2012 through January 31, 2012	$19.05 per RSF (NNN)

In the event that the Deferred Addition Commencement Date has not occurred as of any of the time periods described in this section, no Base Rent shall be due from Tenant on account of the Deferred Addition until the actual delivery of the vacant space by Landlord to Tenant or November 1, 2008, whichever is earlier.

4.3 Commencement of Base Rent. Tenant’s obligation to pay Base Rent on account of the Deferred Addition shall commence on the Deferred Addition Commencement Date.

4.4 Deferred Addition Pro Rata Share. Upon the later of November 1, 2008 or the Deferred Addition Commencement Date, Tenant’s total Pro Rata Share (which is in addition to all other sums payable under the Lease) shall be increased on account of the Deferred Addition to an estimated total of Fifty Six and 63/100s percent (56.63%), as calculated pursuant to Lease Section 1.2, for so long as the Immediate Addition and the Deferred Addition are part of the Tenant’s Premises.

4.5 Commencement of Additional Rent. Tenant’s obligation to pay Additional Rent on account of the Deferred Addition and the related increase in Tenant’s Pro Rata Share shall commence on the Deferred Addition Commencement Date.

4.6 Landlord Work and Tenant Improvement Allowance. Landlord shall have no obligation to provide any Tenant Improvement Allowance or to perform any Landlord’s Work in or on account of the Deferred Addition or this Addendum.

4.7 Leasing Commission. Landlord shall have no obligation to pay any commission on account of the addition of the Deferred Addition to the leased Premises.

4.8 No Renewal Rights. Despite any term of the Lease to the contrary, Tenant shall have no right or option to elect to extend or otherwise renew the Lease as to the Deferred Addition.

4.9 Parking. If Tenant sublets the Deferred Addition from its present tenant, then such sublease will include an agreement relating to the use of 14 parking stalls in the Building for the term of such sublease and Tenant shall not be liable to pay Landlord any amount for such spaces, except in instances of the sublessor’s default, in which case the rent payment made directly to Landlord shall be deemed to include rent for such stalls, as further addressed in Section 4.2 above. In addition, if the Deferred Addition Commencement Date occurs prior to November 1, 2008, then the rent stated above in Section 4.2 for such period includes, without any additional charge, rent for the use, on a non-exclusive basis, of 14 parking stalls in the Building. Tenant agrees to further rent, beginning on the later of Deferred Addition Commencement Date or November 1, 2008 and continuing for the Term of the lease of the Deferred Addition, from Landlord and Landlord agrees to rent to Tenant the use, on a non-exclusive basis, of 14 parking stalls in the Building on the same terms as provided in section 30 of the Lease at the market rate rent per parking stall. Tenant agrees that the parking spaces provided for in this section shall define the number of space that Tenant shall be entitled to use on account of the Deferred Addition rather than the formula stated in section 30.1 of the Lease.

4.10 Security Deposit. Tenant shall not be obligated to increase the Security Deposit on account of the Deferred Addition.

4.11 Sublease Consent. In the event that Tenant enters into an agreement with the current occupant of the Deferred Addition on terms acceptable to Tenant and such occupant, Landlord agrees to provide its consent to such sublease so long as such sublease does not modify or otherwise affect the obligations of such other occupant under its lease with Landlord.

5.	GENERAL TERMS.

5.1 Reaffirmation. Except to the extent the Lease has been expressly modified in this Addendum, the Parties reaffirm the Lease and agree the Lease remains in full force and effect without other modification.

5.2 Execution. This Addendum may be executed in several counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument.

LANDLORD:

1144 Eastlake LLC, a Washington limited liability company

By:	/s/ John S. Teutsch	,
its authorized agent

TENANT:

ZymoGenetics, Inc., a Washington corporation

By:	/s/ James A. Johnson
Name	James A. Johnson
Title:	Senior Vice President & Chief Financial Officer

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
COUNTY OF KING	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that John S. Teutsch, personally known to me to be the authorized agent of 1144 Eastlake LLC, a Washington limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 29th day of September, 2005.

/s/ Jennifer Venzke
Notary Public

Jennifer Venzke
Printed Name

Residing at: Seattle, WA

My Commission Expires: 2/19/09

TENANT ACKNOWLEDGMENT

STATE OF WA	)
COUNTY OF King	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that James A. Johnson, personally known to me to be the authorized agent of ZymoGenetics, Inc., a Washington corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Carol A. Alto
Notary Public

Carol A. Alto
Printed Name

Residing at: Seattle, WA

My Commission Expires: 3/7/06

Memorandum

1144 Eastlake LLC, a Washington limited liability company, and ZymoGenetics, Inc., a Washington corporation, hereby confirm the occurrence of the Deferred Addition Commencement Date, as defined in the Addendum to Office Lease Agreement on September 29, 2005.

LANDLORD:

1144 Eastlake LLC, a Washington limited liability company

By:	/s/ John S. Teutsch	,
its authorized agent

TENANT:

ZymoGenetics, Inc., a Washington corporation

By:	/s/ James A. Johnson
Name	James A. Johnson
Title:	Senior Vice President & Chief Financial Officer

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
COUNTY OF KING	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that John S. Teutsch, personally known to me to be the authorized agent of 1144 Eastlake LLC, a Washington limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 29th day of September, 2005.

/s/ Jennifer Venzke
Notary Public

Jennifer Venzke
Printed Name

Residing at: Seattle, WA

My Commission Expires: 2/19/09

TENANT ACKNOWLEDGMENT

STATE OF WA	)
COUNTY OF King	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that James A. Johnson, personally known to me to be the authorized agent of ZymoGenetics, Inc., a Washington corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Carol A. Alto
Notary Public

Carol A. Alto
Printed Name

Residing at: Seattle, WA

My Commission Expires: 3/7/06